Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Candace S. Cummings, Robert K. Shearer, and Mackey J. McDonald, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended December 30, 2006, to be filed with the Securities and Exchange Commission.
     IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 6th day of February, 2007.

ATTEST:		V.F. CORPORATION

/s/ Candace S. Cummings	By:	/s/ Mackey J. McDonald

Candace S. Cummings Secretary		Mackey J. McDonald Chairman of the Board and Chief Executive Officer

Principal Executive Officer:		Principal Financial Officer:

/s/ Mackey J. McDonald		/s/ Robert K. Shearer

Mackey J. McDonald Chairman of the Board and Chief Executive Officer		Robert K. Shearer Senior Vice President and Chief Financial Officer

/s/ Edward E. Crutchfield

Edward E. Crutchfield, Director		W. Alan McCollough, Director

/s/ Juan Ernesto de Bedout		/s/ Mackey J. McDonald

Juan Ernesto de Bedout, Director		Mackey J. McDonald, Director

/s/ Ursula O. Fairbairn		/s/ Clarence Otis, Jr.

Ursula O. Fairbairn, Director		Clarence Otis, Jr., Director

/s/ Barbara S. Feigin		/s/ M. Rust Sharp

Barbara S. Feigin, Director		M. Rust Sharp, Director

/s/ George Fellows		/s/ Raymond G. Viault

George Fellows, Director		Raymond G. Viault, Director

/s/ Eric C. Wiseman

Daniel R. Hesse, Director		Eric C. Wiseman, Director

Robert J. Hurst, Director